SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to

Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 9, 2003

STEMCELLS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19871	94-3078125
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3155 Porter Drive
Palo Alto, California 94304

(Address, of principal executive offices, including zip code)

(650) 475-3100

(Registrant’s Telephone number including area code)

Item 5. OTHER EVENTS
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1

Item 5. OTHER EVENTS

On April 9, 2003, StemCells, Inc. agreed with Riverview Group, L.L.C., which holds $4 million in 3% Convertible Preferred stock in the Company, to reduce the conversion price to $.80 per share for a short period of time. Riverview agreed that it would immediately convert half of its holding, 2,000 shares with a face value of $2 million, at the reduced price. Riverview will receive 2,521,042 shares of common stock upon conversion, including accrued and unpaid dividends. This transaction will relieve the Company of the obligation to redeem the converted shares for cash at their face value on December 31, 2003. A copy of the form of the agreement with the holder is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEMCELLS, INC.

By: /s/ Martin McGlynn Martin McGlynn President and Chief Executive Officer

Date: April 15, 2003

EXHIBIT INDEX

99.1	Form of Agreement dated April 9, 2003 between the Company and Riverview Group, L.L.C.